EARNINGS PROTECTION GUARANTEED MINIMUM DEATH BENEFIT RIDER II
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This rider forms a part of the Base Contract to which it is attached and is effective as of the Issue Date of the Base Contract. In the case of a conflict with any provision in the Base Contract, the provisions of this rider will control. Defined terms and contractual provisions are set forth in the Base Contract or are added in this rider. The following hereby replaces the section of the Base Contract entitled "Proceeds Payable On Death - Death Benefit Amount During The Accumulation Period".

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                            PROCEEDS PAYABLE ON DEATH
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Death Benefit        The death benefit is equal to the greater of (a) or (b),
Amount During        less any deductions we make to reimburse us for any
The Accumulation     applicable Premium Tax:
Period               (a) The Contract Value determined as of the end of the
                         Business Day during which the Service Center receives both due proof of death and an election for the payment method.
                     (b) The Earnings  Protection  Guaranteed  Minimum Death
                         Benefit (GMDB) value, as defined below, determined as of the end of the Business Day during which the Service Center receives both due proof of death and an election for the payment method.

                     The Earnings Protection GMDB value is equal to the greater of (c) adjusted total Purchase Payments, or (d) the Contract Value Plus.
                     (c) Adjusted total Purchase Payments is the total Purchase
                         Payments received, not including any applicable bonus, reduced by adjusted partial withdrawals for each withdrawal taken before you exercise the Guaranteed Partial Withdrawal Benefit (GPWB), if applicable.

                         For partial withdrawals or Traditional Annuity Payments under a Partial Annuitization, an adjusted partial withdrawal is equal to: (1) x (3) / (4). For GMIB Payments under a Partial Annuitization, an adjusted partial withdrawal is equal to: (2) x (3) / (5).
                         (1) = the amount of any Contract Value applied to Traditional Annuity Payments under a Partial Annuitization, or amounts withdrawn, including any withdrawal charge.
                         (2) = the amount of any PB Value applied to GMIB Payments under a Partial Annuitization.
                         (3) = the greater of (a) Contract Value, or (b) total Purchase Payments received, not including any applicable bonus, minus prior adjusted partial withdrawals, on the date of, but before, the current partial withdrawal.
                         (4) = the Contract Value on the date of, but before, the partial withdrawal.
                         (5) = the PB Value on the date of, but before, the partial withdrawal.

                      (d) Before you exercise the GPWB the Contract Value Plus
                          is the Contract Value calculated in (a) plus the lesser of (1) or (2) multiplied by [50%] if all Contract Owners are age 69 or younger on the Issue Date, or [30%] if any of the Contract Owners are age 70 or older on the Issue Date, where:
                           (1) is the Contract Value as described in (a) above minus total Purchase Payments received, not including any applicable bonus; or
                           (2) is [three] times the total Purchase Payments [received, not including any applicable bonus, in the first 2 Contract Years from the Issue Date].

                      On the date you exercise the GPWB, if applicable, (b) above stops increasing, and will decrease proportionately by the percentage of any Contract Value withdrawn, including any withdrawal charge, for each GPWB Payment and/or any Excess Withdrawals taken after you exercise the GPWB.

                      If Joint Owners are named, the age of the older Contract Owner will be used to determine the death benefit. If a non-individual owns the Contract, then Contract Owner shall mean Annuitant and the Annuitant's Age is used to determine the death benefit.

                      If the Contract Owner dies during the Accumulation Phase and the sole Beneficiary or Joint Owner is the spouse of the Contract Owner, he or she may elect to continue the Contract in his or her own name and exercise all the Contract Owner's rights under the Contract.

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                      PROCEEDS PAYABLE ON DEATH (continued)
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Death Benefit Amount  An election by the spouse to continue the Contract
During The            must be made by an Authorized Request on the death claim
Accumulation Period   form before we pay the death benefit. In this event, the
(continued)           Contract Value for the Business Day during which this
                      election is implemented will be adjusted, if necessary, to equal the death benefit. The Contract Value is then treated as the total Purchase Payments, not including any applicable bonus, in the calculation of the death benefit for the Contract continued by the spouse.

                      Any part of the death benefit amount that has been invested in the Variable Account remains in the Variable Account until distribution begins. From the time the death benefit is determined until complete distribution is made, any amountin the Variable Account will be subject to investment risk, which is borne by the Beneficiary.

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                               GENERAL PROVISIONS
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Conditions for        This benefit will terminate on the earliest of:
Termination of the    (a) the Business Day before the Income Date that you take
Earnings Protection       a Full Annuitization,
Guaranteed Minimum    (b) the Business Day that the Earnings  Protection  GMDB
Death Benefit             Value and the Contract Value are both zero, or
                      (c) Contract termination.

Rider Charge          The charge for this rider is  included  in the Mortality
                      and Expense Risk Charge shown on the Contract Schedule.

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                            CROSS REFERENCE OF TERMS
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Terms Used            The term "Business Day" is used to also mean "Valuation
Interchangeably       Date," where applicable. The term "withdrawal charges" is
Between Base          used to also mean "Contingent Deferred Sales
Contract and          Charges", where applicable. The term "withdrawal" is used
Rider                 to also mean "surrender", where applicable.

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                                GLOSSARY
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Definitions           Definitions specific to this rider that are not in the
                      Base Contract follow.

Base Contract         The contract to which this rider is attached.

Contract Value Plus   One of the values used to determine the Earnings
                      Protection GMDB value.

Earnings Protection   The death benefit that is provided by this rider.
Guaranteed Minimum
Death Benefit

Full Annuitization    This occurs once you apply the entire Contract Value to
                      Annuity Payments. Once you take a Full Annuitization, you cannot take any additional Partial Annuitizations. If you take a Full Annuitization, the Accumulation Phase of the contract will end.

                      Once you take a Full Annuitization you can no longer make additional Purchase Payments.



                      This occurs when you apply only part of the Contract
Partial               Value part of the PB Value to GMIB Payments. If you take
Annuitization         a Partial Annuitization the Accumulation Phase to
                      Traditional Annuity Payments, or and Annuity Phase of the contract may occur at the same time. [You can take one Partial Annuitization every 12 months. The maximum number of annuitizations we allow at any one time is five. If you take a Partial Annuitization, there can be only one Owner, he/she must be the Annuitant, and we will not allow the Owner to designate a joint Annuitant.
                      Partial Annuitizations are not available to Joint
                      Owners.]

                      Once you take a Partial Annuitization you can no longer make additional Purchase Payments to any portion of the Contract that is in the Annuity Phase.


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                              GLOSSARY (continued)
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Traditional Annuity   Annuity Payments we make based on the Adjusted Contract
Payment               Value.

Terms defined in the  The following terms are defined in the PRIME Plus Rider.
PRIME Plus Benefit    If the PRIME Plus Benefit Rider is not attached to your
Benefit Rider         Contract, these terms do not apply to this Rider.
                      (1) Excess Withdrawals
                      (2) GMIB Payments
                      (3) GPWB Payments
                      (4) PB Value


In all other respects the provisions, conditions, exceptions and limitations contained in the Base Contract remain unchanged.

Signed for the Company at its home office.

                 ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

                 [/s/ Wayne A Robinson]   [/s/ Mark Zesbaugh]
                    Wayne A Robinson         Mark Zesbaugh
                     Secretary                President


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